Exhibit 99.1

Century Aluminum Reports Second Quarter 2009 Results

MONTEREY, CA.  July 23, 2009 -- Century Aluminum Company (NASDAQ:CENX) reported a net loss of $33.9 million ($0.46 per basic and diluted share) for the second quarter of 2009. Reported second quarter results were negatively impacted by a charge of $9.2 million ($0.12 per basic and diluted share) related to ongoing costs associated with the production curtailments at the Ravenswood, WV and Hawesville, KY primary aluminum smelters.  Lower of cost or market inventory adjustments of $26.9 million ($0.36 per basic and diluted share) favorably impacted the quarterly results.

In the second quarter of 2008, the company reported a net loss (as adjusted to reflect the implementation of FASB Staff Position APB 14-1 – Accounting for Convertible Debt Instruments) of $3.5 million ($0.08 per basic and diluted share), which included an after-tax charge of $129.9 million ($3.16 per basic share) for mark-to-market adjustments on forward contracts that did not qualify for cash flow hedge accounting and a non-cash after-tax benefit of $15.5 million ($0.38 per basic share) resulting principally from a reduction in non-U.S. corporate tax rates. The dilutive effect of the convertible notes, options and service-based awards would have reduced basic EPS by $0.21. Cash used to settle forward contracts that did not qualify for cash flow hedge accounting was $62.8 million.
Recent highlights included:
•
Approximately 28 percent of Century's global (or 42 percent of its U.S.) primary aluminum capacity remains curtailed.  The Gramercy alumina refinery continues to produce at approximately 50 percent of its capacity for smelter grade alumina.

•	The Grundartangi smelter shipped at an annual rate of approximately 276,000 metric tons during the quarter.
•	The company finalized a new, long-term, cost-based, power contract for the Hawesville, KY smelter.
•	Nordural maintained modest activity levels at its greenfield project site near Helguvik, Iceland, and is progressing plans for a possible restart of major construction activities.
•	Cash totaled $230 million on June 30, 2009.

Sales in the second quarter of 2009 were $189.2 million, compared with $545.2 million in the second quarter of 2008.  Shipments of primary aluminum for the quarter totaled 145,693 tonnes compared with 198,172 tonnes in the year-ago quarter.

For the first half of 2009, the company reported a net loss of $148.5 million ($2.14 per basic and diluted share).  Included in these results is a charge of $33.5 million ($0.48 per basic and diluted share) for costs associated with production curtailments at the Ravenswood, WV and Hawesville, KY primary aluminum smelters and a favorable inventory market value adjustment of $24.6 million ($0.35 per basic and diluted share).  This result compares with a net loss (as adjusted for FASB Staff Position APB 14-1) of $237.4 million ($5.78 per basic and diluted share) in the year-ago period, which included an after-tax charge of $415.8 million ($10.12 per basic share) for mark-to-market adjustments on forward contracts that did not qualify for cash flow hedge accounting. The dilutive effect of the convertible notes, options and service-based awards would have reduced basic EPS for the first half of 2008 by $0.30 per share. During the first half of 2008, cash used to settle forward contracts that did not qualify for cash flow hedge accounting was $115.0 million.

Sales in the first six months of 2009 were $413.7 million compared with $1,016.3 million in the same period of 2008. Shipments of primary aluminum for the first six months of 2009 were 311,181 tonnes compared with 397,894 tonnes for the comparable 2008 period.

"We made steady progress toward our goals of liquidity enhancement and operational restructuring during the quarter," said president and chief executive officer Logan W. Kruger.  "Our teams at Hawesville and Grundartangi have done outstanding jobs in reducing the cost of their operations.  The new power contract for Hawesville protects the Company in the short term and enhances the smelter's longer-term prospects.  These efforts, coupled with the capacity curtailment actions earlier in the year, have strengthened Century's liquidity.

"Despite recently improving metal prices, we believe the balance of risk remains on the downside," continued Mr. Kruger.  "The demand outlook has improved somewhat in certain regions and sectors.  However, we remain convinced the industry must take additional supply side actions for a global balance to be achieved.  We continue to plan for a challenging industry environment over the near- and medium-term.

"The future of the Helguvik project remains a key focus," Mr. Kruger concluded.  "This project is world class in every facet and will pay attractive returns to Century's shareholders over the long-term.  We are making progress in our efforts to restart major construction activities as soon as practical, consistent with our requirement of protecting the Company's financial position."

Century Aluminum Company owns primary aluminum capacity in the United States and Iceland, as well as an interest in alumina and bauxite assets in the United States and Jamaica. Century's corporate offices are located in Monterey, California.

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Century Aluminum’s quarterly conference call is scheduled for 5:00 p.m. Eastern time today. To listen to the conference call and to view related presentation materials, go to www.centuryaluminum.com and click on the conference call link on the homepage.

Contacts:
Mike Dildine (media)	831-642-9364
Shelly Lair (investors)	831-642-9357

Certified Advisors for the First North market of the OMX Nordic Exchange Iceland hf. for Global Depositary Receipts in Iceland:
Helga Gunnarsdottir, Director-Corporate Finance, NBI hf.
Astros Vidarsdottir, Senior Manager-Corporate Finance, NBI hf.

Cautionary Statement
This press release may contain "forward-looking statements" within the meaning of U.S. federal securities laws. The company has based its forward-looking statements on current expectations and projections about the future; however, these statements are subject to risks, uncertainties and assumptions, any of which could cause the company's actual results to differ materially from those expressed in its forward-looking statements. More information about these risks, uncertainties and assumptions can be found in the risk factors and forward-looking statements cautionary language contained in the company's Annual Report on Form 10-K and in other filings made with the Securities and Exchange Commission. The company does not undertake, and specifically disclaims, any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date such forward-looking statements are made.

Century Aluminum Company
Consolidated Statements of Operations
(in Thousands, Except Per Share Amounts)
(Unaudited)

	Three months ended June 30,		Six Months ended June 30,
	2009	2008	2009	2008
		As Adjusted		As Adjusted
NET SALES:
Third-party customers	$140,097	$420,032	$310,511	$776,925
Related parties	49,056	125,165	103,229	239,414
	189,153	545,197	413,740	1,016,339

COST OF GOODS SOLD	194,380	388,973	491,328	764,120

GROSS PROFIT (LOSS)	(5,227)	156,224	(77,588)	252,219

OTHER OPERATING EXPENSES – CURTAILMENT COSTS	9,166	-	33,498	-
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	11,271	13,851	21,391	32,717

OPERATING INCOME (LOSS)	(25,664)	142,373	(132,477)	219,502

INTEREST EXPENSE – Net	(7,625)	(5,699)	(14,943)	(11,208)
INTEREST INCOME – AFFILIATES	144	-	286	-
NET LOSS ON FORWARD CONTRACTS	(3,268)	(203,784)	(6,870)	(652,092)
OTHER INCOME (EXPENSE) – Net	586	306	344	(227)

LOSS BEFORE INCOME TAXES AND EQUITY IN EARNINGS OF JOINT VENTURES	(35,827)	(66,804)	(153,660)	(440,025)

INCOME TAX BENEFIT (EXPENSE)	(2,573)	57,744	1,523	196,635

LOSS BEFORE EQUITY IN EARNINGS OF JOINT VENTURES	(38,400)	(9,060)	(152,137)	(247,390)

EQUITY IN EARNINGS OF JOINT VENTURES	4,488	5,566	3,601	9,959

NET LOSS	$(33,912)	$(3,494)	$(148,536)	$(237,431)

LOSS PER COMMON SHARE
Basic and Diluted	$(0.46)	$(0.08)	$(2.14)	$(5.78)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic and Diluted	74,143	41,143	69,402	41,092

Century Aluminum Company
Consolidated Balance Sheets
(Dollars in Thousands)
(Unaudited)

	June 30, 2009	December 31, 2008
ASSETS		As Adjusted
Current Assets:
Cash	$230,031	$129,400
Restricted cash	865	865
Short-term investments	-	13,686
Accounts receivable – net	34,609	60,859
Due from affiliates	14,063	39,062
Inventories	126,832	138,111
Prepaid and other current assets	19,901	99,861
Deferred taxes - current portion	-	32,290
Total current assets	426,301	514,134
Property, plant and equipment – net	1,319,899	1,340,037
Intangible asset - net	24,453	32,527
Due from affiliates – less current portion	7,599	7,599
Other assets	164,688	141,061
Total	$1,942,940	$2,035,358

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable, trade	$66,344	$102,143
Due to affiliates	64,023	70,957
Accrued and other current liabilities	61,262	58,777
Accrued employee benefits costs - current portion	12,070	12,070
Convertible senior notes	156,704	152,700
Industrial revenue bonds	7,815	7,815
Total current liabilities	368,218	404,462

Senior unsecured notes payable	250,000	250,000
Revolving credit facility	-	25,000
Accrued pension benefit costs - less current portion	45,307	50,008
Accrued postretirement benefits costs - less current portion	161,803	219,539
Other liabilities	41,757	33,464
Deferred taxes	65,252	71,805
Total noncurrent liabilities	564,119	649,816

Shareholders’ Equity:
Preferred stock (one cent par value, 5,000,000 shares authorized; 153,491 shares outstanding at June 30, 2009 and 155,787 at December 31, 2008)	2	2
Common stock (one cent par value, 195,000,000 shares authorized; 74,158,900 shares outstanding at June 30, 2009 and 49,052,692 at December 31, 2008)	742	491
Additional paid-in capital	2,378,436	2,272,128
Accumulated other comprehensive loss	(65,708)	(137,208)
Accumulated deficit	(1,302,869)	(1,154,333)
Total shareholders’ equity	1,010,603	981,080
Total	$1,942,940	$2,035,358

Century Aluminum Company
Consolidated Statements of Cash Flows
(Dollars in Thousands)
(Unaudited)

	Six months ended June 30,
	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES:		As Adjusted
Net loss	$(148,536)	$(237,431)
Adjustments to reconcile net loss to net cash provided by operating activities:
Unrealized net loss on forward contracts	2,514	536,650
Accrued plant curtailment costs	21,051	-
Depreciation and amortization	40,063	41,860
Lower of cost or market inventory adjustment	(38,187)	-
Deferred income taxes	25,030	(195,874)
Pension and other post retirement benefits	7,495	8,513
Stock-based compensation	1,269	11,658
Excess tax benefits from share based compensation	-	(657)
Undistributed earnings of joint ventures	(3,601)	(9,959)
Change in operating assets and liabilities:
Accounts receivable - net	26,250	(1,042)
Purchase of short-term trading securities	-	(97,532)
Sale of short-term trading securities	13,686	345,764
Due from affiliates	24,999	(6,595)
Inventories	31,140	(30,212)
Prepaid and other current assets	77,891	(20,821)
Accounts payable, trade	(24,768)	16,693
Due to affiliates	(11,435)	7,726
Accrued and other current liabilities	(7,109)	(5,544)
Other - net	8,920	1,616
Net cash provided by operating activities	46,672	364,813

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property, plant and equipment	(11,927)	(14,956)
Nordural expansion	(12,132)	(32,648)
Investments in and advances to joint ventures	(1,023)	(27,621)
Restricted and other cash deposits	-	(1,898)
Net cash used in investing activities	(25,082)	(77,123)

CASH FLOWS FROM FINANCIING ACTIVITIES:
Repayment under revolving credit facility	(25,000)	-
Excess tax benefits from share based compensation	-	657
Issuance of common stock - net	104,041	2,335
Net cash provided by financing activities	79,041	2,992

NET CHANGE IN CASH	100,631	290,682

CASH, BEGINNING OF THE PERIOD	129,400	60,962

CASH, END OF THE PERIOD	$230,031	$351,644

Century Aluminum Company
Selected Operating Data
(Unaudited)

	SHIPMENTS - PRIMARY ALUMINUM
	Direct (1)			Toll
	Metric Tons	(000) Pounds	$/Pound	Metric Tons	(000) Pounds	(000) Revenue
2009
2nd Quarter	76,817	169,353	$0.69	68,876	151,846	$72,136
1st Quarter	97,392	214,712	$0.72	68,096	150,126	$71,048
2008
2nd Quarter	131,639	290,214	$1.37	66,533	146,681	$147,128
1st Quarter	133,004	293,223	$1.17	66,717	147,086	$127,177

(1)	Does not include Toll shipments from Nordural